Exhibit 10.47

MA

LEASE AGREEMENT

Between

American Twine Limited Partnership

as Landlord

and

Variation Biotechnologies (US), Inc.

as Tenant

ARTICLE I – Reference Data

1.1 Subjects Referred To.

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

DATE:	May 31, 2012

PREMISES:

Rentable
Suite	Square Feet
2241	2,359

All as shown crosshatched on Exhibit A attached hereto. The Premises are located within an office building (the “Building”) known as the American Twine Office Park, located at 222 Third Street, Cambridge, Massachusetts (the “Land”). The Building and the Land are jointly referred to as the “Property.”

For all purposes of this Lease, the Premises shall be conclusively deemed to contain the above-stated number of rentable square feet.

LANDLORD:	American Twine Limited Partnership, a Massachusetts limited partnership

ORIGINAL ADDRESS
OF LANDLORD:	c/o Transatlantic Investment Management, Inc.
222 Third Street
Cambridge, MA 02142

TENANT:	Variation Biotechnologies (US), Inc. a Delaware corporation

ORIGINAL ADDRESS
OF TENANT
FOR NOTICES:	222 Third Street
Cambridge, MA 02142

TERM:	One (1) year
COMMENCEMENT
DATE:	July 1, 2012

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ANNUAL
FIXED RENT:	Year 1 $103,206.25 ($43.75 per ft per year)

NNNPERMITTED USES: General Offices and uses accessory thereto

TENANT’S PRO
RATA SHARE:	Two point zero four percent (2.04%) which shall be conclusively deemed correct for all purposes of this Lease.

NNNLANDLORD’S
BROKER:	Colliers International

TENANT’S BROKER:	Colliers International

PARKING SPACES:	One (1) parking space at market rate (Current rate is $185 per space per month)

TENANT INSURANCE
COVERAGES:

GENERAL LIABILITY:	$1,000,000 per occurrence;
$2,000,000 combined
PROPERTY DAMAGE:	$1,000,000

LANDLORD INSURANCE
COVERAGES:

BODILY INJURY:	$1,000,000 per occurrence;
$2,000,000 combined
PROPERTY DAMAGE:	$1,000,000

SECURITY DEPOSIT:	$17,201

1.2 Exhibits.

The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease:

Exhibit A:	Plan of the Premises
Exhibit B:	Declaration of Commencement Date
Exhibit C:	Description of Landlord’s Work
Exhibit D:	Definition of Operating Expenses
Exhibit E:	Rules and Regulations
Exhibit F:	Cleaning Specifications

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1.3 Table of Articles and Sections.

ARTICLE I – Reference Data	1
1.1 Subjects Referred To.	1
1.2 Exhibits.	2
1.3 Table of Articles and Sections.	3

ARTICLE II – Premises and Term	6
2.1 Premises.	6
2.1.1 Right to Use Common Facilities.	6
2.1.2 Landlord Reservations.	7
2.2 Term.	7
2.2.1 Memorialization of Commencement Date.	7
2.2.2 Tenant Delays.	7

ARTICLE III – Improvements	7
3.1 Performance of Work.	7
3.2 Landlord’s Guarantee of Construction.	8
3.3 Early Entry.	8
3.4 Compliance with Law.	8

ARTICLE IV – Rent	9
4.1 Annual Fixed Rent.	9
4.2 Additional Rent.	10
4.2.1 Real Estate Taxes.	10
4.2.2 Operating Expenses.	10
4.2.3 Betterment Assessments.	10
4.2.4 Partial Year.	11
4.2.5 Tax and Operating Expense Fund Payments.	11
4.2.6 Inspection of Books.	11
4.2.7 Annual Expense Statement.	11
4.2.8 Adjustment to Operating Expenses.	12
4.2.9 Annual Tax Statement.	12
4.2.10 Real Estate Tax Abatement.	12
4.2.11 Late Payment of Rent, Additional Rent, etc.	12
4.3 Electricity Cost and Services.	13
4.4 No Offsets.	13

ARTICLE V – Additional Covenants	13
5.1 Tenant Affirmative Covenants.	13
5.1.1 Perform Obligations.	13
5.1.2 Use.	13
5.1.3 Repair and Maintenance.	14
5.1.4 Payment for Tenant’s Work.	14
5.1.5 Indemnity.	14
5.1.6 Landlord’s Right to Enter.	14
5.1.7 Personal Property at Tenant’s Risk.	15

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5.1.8 Payment of Cost of Enforcement.	15
5.1.9 Yield Up.	15
5.1.10 Estoppel Certificate.	16
5.1.11 Landlord’s Expenses Regarding Consents.	16
5.1.12 Rules and Regulations.	17
5.1.13 Tenant Insurance.	17
5.1.13.1 Coverages.	17
5.1.13.2 Companies.	17
5.1.14 Waiver of Subrogation.	18
5.1.15 Interruptions and Delays in Services and Repairs.	18
5.1.16 Safety Appliances; Licenses.	18
5.1.17 Compliance with Insurance Requirements.	19
5.1.18 Americans with Disabilities Act.	19
5.1.19 Relocation.	19
5.1.20 Tenant Financial Statements.	19
5.2 Tenant’s Negative Covenants.	20
5.2.1 Assignment, Subletting, Transfers and Other Events Affecting Tenant.	20
5.2.2 Overloading, Nuisance, Etc.	21
5.2.3 Installations, Alterations or Additions.	21
5.2.4 Hazardous Waste.	22
5.2.5 Obstructions; Items Visible From Exterior.	22
5.3 Landlord’s Covenants.	22
5.3.1 Landlord Insurance.	22
5.3.2 Repair and Maintenance.	23
5.3.3 Payment of Cost of Enforcement.	23
5.3.4 Quiet Enjoyment.	23

ARTICLE VI – Casualty and Taking	24
6.1 Termination.	24
6.2 Restoration.	24
6.3 Eminent Domain Award.	24
6.4 Termination.	25

ARTICLE VII – Defaults and Remedies	25
7.1 Events of Default.	25
7.2 Remedies.	26
7.3 Remedies Cumulative.	27
7.4 Right to Cure Defaults.	27
7.5 Effect of Waivers of Default.	27
7.6 No Waiver, Etc.	28
7.7 No Accord and Satisfaction.	28
7.8 Consequential and Special Damages.	28

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ARTICLE VIII – Mortgages	28
8.1 Lease Subordinate-Superior.	28
8.2 Modification, Termination or Cancellation.	30
8.3 Rights of Holder of Mortgage.	30
8.4 Assignment of Rents.	31
8.5 Implementation of Article VIII.	31

ARTICLE IX – Miscellaneous	31
9.1 Notices from One Party to the Other.	31
9.2 Lease Not To Be Recorded.	32
9.3 Limitation of Liability.	32
9.4 Acts of God.	32
9.5 Landlord’s Default.	32
9.6 Brokerage.	33
9.7 Applicable Law and Construction.	33
9.8 Building Services and Utilities.	33
9.9 Parking.	35
9.10 Security Deposit.	35
9.11 No Binding Effect Until Execution.	36
9.12 Execution Date.	37
9.13 Presumption Against Draftsman.	37
9.14 Time is of the Essence.	37
9.15 Other Leases.	37
9.16 Evidence of Authority.	37
9.17 Waiver of Jury Trial; Venue.	38
9.18 Independent Covenants.	38

FIRST AMENDMENT TO LEASE

SECOND AMENDMENT TO LEASE

THIRD AMENDMENT TO LEASE

FOURTH AMENDMENT TO LEASE

Exhibit A: Plan of the Premises	A-1
Exhibit B: Declaration of Commencement Date	B-1
Exhibit C: Description of Landlord’s Work	C-1
Exhibit D: Definition of Operating Expenses	D-1
Exhibit E: Rules and Regulations	E-1
Exhibit F: Cleaning Specifications	F-1

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ARTICLE II – Premises and Term

2.1 Premises.

Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease.

The Premises exclude exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Building exclusively or in common, but include all tenant special installations, stairs, special flues, dumbwaiter shafts and special air conditioning facilities, and specially installed or leased telephone or electric switchboards.

2.1.1 Right to Use Common Facilities.

Subject to reasonable rules of general applicability to all other tenants in the Building from time to time made by Landlord, of which Tenant is given notice, Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with other occupants of the Building for their intended and normal purposes:

(a) The elevator shafts, fire escapes, interior stairwells (for emergency purposes only) and entrances and exits to the Building;

(b) All installations designed and intended for common use and serving the Premises such as but not limited to electricity, gas, hot and cold water, sewer, heat, ventilation and air conditioning (including, without limitation, all pipes, ducts, vents, wires, cables, and conduits designed and intended for common use in connection therewith);

(c) All apparatus and equipment designed and intended for common use and serving the Premises such as but not limited to elevators, tanks, pumps, motors, electrical switchgear, fans, compressors and control apparatus and equipment, excluding from such apparatus and equipment all parts thereof, and all items affixed or connected thereto, not designed or intended for common use; and

(d) If the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby located on such floor.

(e) Exits, entrances and roadways to and from any loading areas and parking spaces, and, if available, any parking spaces designated for guest parking.

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2.1.2 Landlord Reservations.

Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and/or other parts of the Building, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building; and (b) to alter or relocate any other common facility, provided that substitutions do not materially and unreasonably interfere with Tenant’s access to or use of the Premises. Installations, replacements and relocations referred to in clause (a) above shall be located, so far as practicable, in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.2 Term.

The term of this Lease (the “Term”) shall begin on the Commencement Date and shall continue for the Term specified in Section 1.1, unless sooner terminated as hereinafter provided. If the last day of the Term is other than the last day of a month, this Lease shall be automatically extended to the last day of that calendar month. All the terms and conditions of the Lease shall apply during this automatic extension.

2.2.1 Memorialization of Commencement Date.

To memorialize the Commencement Date the Tenant will execute and deliver to Landlord a Declaration of Commencement Date substantially in the form of Exhibit B within ten (10) days after receipt of such Declaration from Landlord.

2.2.2 Tenant Delays.

If the date on which the Landlord’s Work was substantially completed, as defined in Section 2.2, was delayed by work performed by Tenant, Tenant’s contractors or change orders to the Landlord’s Work requested and approved by Tenant, then the Commencement Date will be adjusted to be earlier by the number of days of such delay.

ARTICLE III – Improvements

3.1 Performance of Work.

Landlord shall cause to be performed the work required by Exhibit C (“Landlord’s Work”) at Tenant’s sole cost and expense. Landlord will waive any management fee or any other supervision charge. An estimate for the work is included in Exhibit C. Tenant agrees to pay fifty (50%) percent of this estimate upon execution of the Lease as an initial deposit. Landlord will invoice Tenant for the actual cost of the work, less the initial deposit, at the completion of the Landlord’s Work. Failure to pay this amount within thirty (30) days will be a default under the Lease. All such work shall be done in a good and workmanlike manner employing first quality materials, free from defects and so as to conform to all applicable building and zoning laws. Tenant agrees that Landlord may make any immaterial changes in such work which may become reasonably necessary or advisable, without approval of Tenant, provided written notice is promptly given to Tenant, and Landlord may make material changes in such work only with the prior written approval of Tenant.

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Except for Landlord’s Work, Tenant hereby accepts the Premises “as is,” with all faults, whether latent, patent or otherwise, and hereby warrants and represents that it has caused such inspections to be made of the Premises by persons or companies of its choosing, and has had such reports and evaluations of the Premises issued, as it has determined is appropriate, and is satisfied in all respects therewith.

3.2 Landlord’s Guarantee of Construction.

Landlord agrees to cure, on a reasonably prompt basis, any defects due to faulty workmanship or materials in the Landlord’s Work, provided Tenant shall give written notice of such defects to Landlord prior to the first anniversary of the Commencement Date. If Landlord fails to cure, the Landlord hereby agrees that it shall give Tenant the benefit of any and all guaranties which Landlord may have with respect to the labor and for materials incorporated into the Premises (or which materials exclusively serve the Premises) and Landlord shall cooperate with Tenant in enforcing the same. If any such guaranties shall not be enforceable in Tenant’s name, Landlord agrees that Tenant shall be entitled to enforce the same in Landlord’s name and at Landlord’s expense.

3.3 Early Entry.

Tenant may at Tenant’s option, at any time or from time to time hereafter without payment of Annual Fixed Rent or Additional Rent upon prior notice to Landlord, enter the Premises (and the common areas of the Building) at Tenant’s risk and expense to install any fixtures, equipment, signs and other property which Tenant deems necessary for its business purposes in accordance with Section 5.2.3, provided none of the foregoing shall unreasonably hamper performance of the Landlord’s Work, or unreasonably interfere with other tenants of the Building and provided that Tenant has procured insurance necessary to perform the same. Prior to the Commencement Date, Landlord initially shall pay for all water, sewer, and electricity used within the Premises for lights and outlets, provided that Tenant reimburses Landlord, within ten (10) days after written request, for the fair proportion of such water, sewer and electricity consumed by Tenant whether or not the Term commences.

3.4 Compliance with Law.

Tenant will make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority which are either: (i) non-structural; (ii) required because of the nature of Tenant’s use of the Premises; or (iii) result from the omission or negligence, or any other act of Tenant, its agents, employees or invitees.

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ARTICLE IV – Rent

4.1 Annual Fixed Rent.

Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or such other place as Landlord may by notice in writing to Tenant from time to time direct, at the Annual Fixed Rent without notice, in equal installments of one-twelfth (1/12th) of the Annual Fixed Rent in advance on the first day of each calendar month included in the Term, and for any portion of a calendar month at the beginning or end of the Term, at that rate, payable in advance, for such portion. If any of such installments shall be more than a whole dollar amount, the monthly payments due hereunder shall be increased to the next highest whole dollar amount and the Annual Fixed Rent shall be deemed amended accordingly to such higher amount. Payment of the first installment of Annual Fixed Rent shall be made concurrently with the execution of this Lease.

If the Annual Fixed Rent changes during the Term, any such change shall be deemed to be effective and payable on the first day of the month in which the change occurs.

If Tenant shall fail to vacate the Premises, without the Landlord’s written consent, at the expiration of the Term, whether by expiration of time or earlier termination, the Tenant shall be a tenant at sufferance but subject to all the terms and provisions of this Lease in effect immediately prior to such holdover, except that the Tenant shall pay on account of Annual Fixed Rent, for each day of such holdover, an amount equal to a daily rate which is calculated based upon one hundred fifty(150%) percent of the Annual Fixed Rent in effect for the day immediately prior to the commencement of such holdover for the first thirty (30) days of such holdover and then at an amount equal to a daily rate which is calculated based upon two hundred (200%) percent of the Annual Fixed Rent in effect for the day immediately prior to the commencement of such holdover for each day after the thirtieth day..

In addition to the foregoing holdover rent, Tenant shall also be liable for damages incurred by Landlord as set forth in Section 5.1.9.

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4.2 Additional Rent.

Tenant covenants and agrees to pay, as Additional Rent, NNN taxes and betterment assessments, and NNN Operating Expenses, (as defined on Exhibit D) with respect to the Property, as provided in this Section 4.2, as follows:

4.2.1 Real Estate Taxes.

The Tenant shall pay, as Additional Rent hereunder, the Tenant’s Pro Rata Share of NNN the aggregate of real estate taxes imposed, assessed or levied upon the Property NNN. Tenant shall not be responsible for any interest or penalties incurred by Landlord as a result of the delinquent tax payment by Landlord unless and to the extent Tenant fails to make a timely payment prior to the date on which such taxes are due, in which event Tenant shall be liable to pay that portion of any such interest or penalties equal to a fraction, the numerator of which is the amount of Tenant’s late payment and the denominator of which is the delinquent tax payment.

Nothing contained in this Lease shall, however, require Tenant to pay any franchise, corporate, estate, inheritance, succession, capital levy or transfer tax of Landlord, or any income, profits or revenue tax or charge upon the rent payable by Tenant under this Lease; provided, however, that if, at any time during the Term, under the laws of the United States or any state or political subdivision thereof in which the Premises are situated, there shall be adopted some other method of taxation on real estate as a substitute in whole or in part for taxes on real estate as now constituted, such as tax on the Annual Fixed Rent, Additional Rent or the other charges payable by Tenant hereunder, by whatever name called, which is levied, assessed or imposed against Landlord or the rent or other charges payable hereunder to Landlord (which substitute tax on the Annual Fixed Rent, Additional Rent, or other charges or other substitute method of taxation are hereinafter collectively referred to as “Substitute Taxes”), Tenant, to the extent that such Substitute Taxes are means of raising revenue from real estate, shall pay Tenant’s Pro Rata Share of the Substitute Taxes in the same manner as if the same were Real Estate taxes, as herein provided. In the event that any such Substitute Taxes shall be based upon the income of Landlord, then Tenant’s obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the same were the sole taxable net income of Landlord, with provision to be made for any deductions, exemptions or credits to which Landlord may be entitled, only on an equitable basis in computing the tax Landlord would so bear on account of the Annual Fixed Rent, Additional Rent or other charges then due or thereafter becoming due from Tenant for the taxable period under the terms of this Lease, all as if Landlord were not entitled to any such deductions, exemptions or credits.

4.2.2 Operating Expenses.

The Tenant shall pay, as Additional Rent hereunder, the Tenant’s Pro Rata Share of NNN the actual Operating Expenses of the Property NNN, adjusted in accordance with Section 4.2.8.

4.2.3 Betterment Assessments.

Tenant shall pay the Tenant’s Pro Rata Share of each installment of all public, special or betterment assessments levied or assessed by or becoming payable to any municipality or other governmental authority having jurisdiction over the Property (including any interest charged because Landlord elected to pay the same in installments), for or in respect of each installment period partially or wholly included in the Term. Landlord shall promptly furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Property.

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4.2.4 Partial Year.

If the Term shall commence or terminate within a tax, calendar or fiscal year, whichever year is applicable, the Tenant shall pay to the Landlord for that year only such portion of such Additional Rent for the whole tax, calendar or fiscal year as shall be proportionate to the portion of that year included within such year.

4.2.5 Tax and Operating Expense Fund Payments.

Landlord may make a good faith estimate of the taxes, betterment assessments and Operating Expenses (collectively “Expenses”) to be due by Tenant during the Term, and, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Expenses. From time to time, Landlord may estimate and re-estimate the Expenses to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Expenses payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the year in question, Tenant shall have paid all of the Expenses as estimated by Landlord. If the annual Expense Statement (as defined in Section 4.2.7) reveals that Tenant has paid more for Expenses than the actual amount due in the year for which such statement was prepared, then Landlord shall promptly credit (or reimburse if the Lease has terminated and Tenant is not then in default hereunder) Tenant for such excess; likewise, if Tenant has paid less than the actual amount due, then Tenant shall pay Landlord such deficiency within fourteen (14) days after written demand therefor.

4.2.6 Inspection of Books.

Provided Tenant shall request the same in writing within thirty (30) days after Tenant shall receive its annual Expense Statement as defined below, Tenant shall have the right, during normal business hours, at a mutually agreed time and place, to inspect that portion of Landlord’s books and records from which Expenses were calculated for the fiscal year applicable for such Expense Statement. Failure to request inspection timely, or to appear for such inspection and not object specifically to the computations, shall conclusively determine that such Expense Statement is correct.

4.2.7 Annual Expense Statement.

No later than the last day of March in each calendar year, Landlord shall submit to Tenant an annual statement of Expenses incurred during the prior calendar year (the “Expense Statement”) beginning with the first annual statement given for the year (or part thereof) in which the Term commences.

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4.2.8 Adjustment to Operating Expenses.

In determining Operating Expenses, if less than one hundred (100%) percent of the Building shall have been occupied at any time during the year, Operating Expenses which vary with occupancy levels shall be increased to an amount equal to the like operating expenses which, in Landlord’s reasonable judgment, would normally be expected to be incurred had occupancy been 100% during the entire period.

4.2.9 Annual Tax Statement.

Landlord shall submit to Tenant a statement of real estate taxes and betterment assessments, either as part of the annual Operating Expense Statement or within sixty (60) days after the tax bill has been received by Landlord, whichever Landlord shall elect. Upon receipt by Tenant of such separate tax statement, the provisions of Section 4.2.5 relating to payment or credit for estimated Expenses shall apply.

4.2.10 Real Estate Tax Abatement.

Tenant shall be entitled to a credit for its ratable share (computed as a percentage of the real estate taxes paid by Tenant for the year for which the abatement was granted) of any net tax abatement (computed by deducting the costs and expenses incurred in obtaining such abatement) in the aggregate of the real estate taxes for the Property. If the abatement is for the year of the Tax Base, the tax for the year of the Tax Base will be readjusted to reflect such abatement, the abated tax shall thereafter be the base tax, and Tenant shall be liable for any increase in its pro rata share of such taxes as a result of such abatement, payable in the same manner as provided in Section 4.2.5.

4.2.11 Late Payment of Rent, Additional Rent, etc.

If Tenant fails to pay the Rent, Additional Rent or any other payment due Landlord under this Lease within five (5) days of its due date, Tenant shall also pay:

(i) a late charge equal to five percent (5%) of the unpaid amount, plus

(ii) beginning with the thirty first (31st) day after the due date interest at eighteen percent (18%) per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid amount.

If any of Tenant’s checks for Rent, Additional Rent or any other payment under the Lease are dishonored by Tenant’s bank, the amount due shall be subject to the late charges defined in this section 4.2.11. In addition, Tenant shall pay to Landlord a service charge covering administrative expenses relating hereto in the amount of One Hundred Dollars ($100) per such check. If during the Term more than two (2) of Tenant’s checks are so dishonored by Tenant’s bank, then Landlord, in its sole discretion, may require all future payments be made by cashiers check or money order.

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4.3 Electricity Cost and Services.

NNN

4.4 No Offsets.

Payments due Landlord under this Lease, whether for rent or otherwise, shall be made without deduction, reduction or offset of any kind.

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ARTICLE V – Additional Covenants

5.1 Tenant Affirmative Covenants.

Tenant covenants, at its expense, at all times during the Term and for such other times as Tenant occupies the Premises or any part thereof or enters the Premises or Building in accordance with Section 3.3 (if applicable):

5.1.1 Perform Obligations.

To perform promptly all of the obligations of Tenant set forth in this Lease; and to pay when due the Annual Fixed Rent and Additional Rent, and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

5.1.2 Use.

Unless Landlord gives advance written consent for another use, which consent may be denied for any reason or no reason and in the sole discretion of Landlord, to use the Premises only for the Permitted Uses, and from time to time to procure all licenses and permits required to permit such use.

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5.1.3 Repair and Maintenance.

To keep the Premises (including systems servicing only the Premises) in full compliance with applicable law and in as good condition as the same is delivered to Tenant at the Commencement Date hereof or as it may be put in during the term hereof reasonable wear and tear and damage by insured casualty excepted. Without limiting the generality of the foregoing language, and subject to the provisions of Article 6, Tenant shall maintain, repair and replace (as determined in Tenant’s sole discretion) all interior doors, windows, door sashes and frames, window sashes and frames and all non-structural repairs and alterations to the demised Premises including but not limited to, all those which may be required by law, ordinances, regulation or requirements of any public authorities having jurisdiction. All glass in windows and doors of the Premises shall be whole and in good condition, with glass of the same quality as that damaged or broken. Tenant shall fully save Landlord harmless from any loss, cost or damage resulting from such breakage or the replacement thereof. For the purposes of this paragraph, the term “Premises” shall be defined as including the interior faces of exterior walls and not beyond.

5.1.4 Payment for Tenant’s Work.

To pay promptly when due the entire cost of any work to the Premises or Building or Land, undertaken by Tenant so that they shall at all times be free of liens for labor and materials furnished to Tenant; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, having first complied with the provisions of Section 5.2.3 hereof, employing materials of good quality and complying with all governmental requirements, and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.

5.1.5 Indemnity.

To assume exclusive control of the Premises, and to defend, indemnify and save Landlord harmless from and against all injury, loss, claim or damage to or of any person or property (a) while on the Premises, unless arising from any omission, negligence or willful misconduct of Landlord; or (b) in the Building, on the Land, or on the adjacent sidewalks, if occasioned by any omission or negligence of Tenant and those claiming by, through or under Tenant.

5.1.6 Landlord’s Right to Enter.

Tenant agrees that Landlord and its agents may enter into and examine the Premises at reasonable times and upon reasonable notice for all lawful purposes, including showing the Premises to prospective purchasers, tenants and lenders, and for making such repairs as Landlord shall be required hereunder or desires to make, or to cure defaults of Tenant. In the event of emergencies, Landlord shall not be required to give prior notice and may enter the Premises when necessary.

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5.1.7 Personal Property at Tenant’s Risk.

All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant, and of all persons claiming by, through or under Tenant, which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except such loss or damage resulting solely from the acts, omissions or negligence of Landlord, its agents or employees. Landlord shall in no event be indemnified or held harmless or exonerated from any liability of Tenant, or to any other person, for any injury, loss, damage or liability to the extent such indemnification or exoneration is prohibited by law.

5.1.8 Payment of Cost of Enforcement.

To pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease, whether or not litigation is commenced, including expenses incurred in collecting thereon.

5.1.9 Yield Up.

At the expiration of the Term, or earlier termination of this Lease: (a) to surrender all keys to the Premises; (b) to remove (i) all of its trade fixtures, machinery, equipment and personal property in the Premises, (ii) such other installations made by Tenant, (including wiring installed within the Premises or in the common areas of the Building), unless Landlord has otherwise agreed in writing that such can remain in the Premises upon such expiration or termination and (iii) all Tenant’s signs wherever located; (c) to repair the damage caused by such removal, and (d) to yield up the Premises (including all installations and improvements made by Tenant) broom-clean and in the same good order and repair in which Tenant is obligated to keep and maintain the Premises during the Term by the provisions of this Lease. Any property not so removed timely shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred in: (i) effecting such removal and disposition; and (ii) making any incidental repairs and replacements to the Premises. Tenant shall pay for use and occupancy during the period after the expiration of the Term and prior to its full performance of its obligations under this Lease as set forth in Section 4.1. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure and delay in surrendering the Premises as above provided. Notwithstanding the foregoing, Landlord and Tenant hereby agree that Tenant shall not be obligated to remove any improvements approved by Landlord in writing pursuant to this Lease which Landlord agrees may stay upon Tenant’s vacancy.

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5.1.10 Estoppel Certificate.

Upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying, to the extent the same is true, that to Tenant’s best knowledge and belief this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges, and to perform its other covenants under this Lease (or, if there have been any modifications, that the same is in full force and effect as modified, and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid together with any other information relating to the tenancy reasonably requested by Landlord, including affirmation that any lease requested to be affixed to such estoppel contains the entire lease and amendments. Any such statement delivered pursuant to this Section 5.1.10 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

If Tenant shall fail timely to deliver such estoppel, Tenant hereby grants Landlord, acting through its corporate general partner, an irrevocable power of attorney to execute, acknowledge and deliver such an estoppel, in the name of and on behalf of Tenant, certifying to the facts required by the estoppel. Tenant acknowledges the interest of the Landlord hereunder in providing such estoppel to a potential lender or buyer. The use of such power of attorney is in addition to any other remedy Landlord may have for Tenant’s failure timely to comply, including, without limitation, the right of Landlord to terminate the term of this Lease without notice or opportunity of Tenant to cure, notwithstanding any other provision in this Lease requiring notice or granting a cure period.

5.1.11 Landlord’s Expenses Regarding Consents.

To reimburse Landlord promptly on demand for all reasonable legal, architectural and engineering expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder, failure to pay the same within fifteen (15) days after being billed therefor being a default hereunder without further notice or opportunity to cure, and entitling Landlord to revoke such consent or approval in addition to all other remedies provided in this Lease.

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5.1.12 Rules and Regulations.

To abide by, and to cause its agents, servants, contractors and invitees to abide by the rules and regulations attached hereto as Exhibit E, which Landlord may from time to time amend (the “Rules and Regulations”). In no event shall Landlord be liable to Tenant for the failure of others to conform to such Rules and Regulations.

5.1.13 Tenant Insurance.

Tenant shall maintain throughout the Term (and obtain prior to any early entry in accordance with Section 3.3 and maintain thereafter) the following insurance protecting Landlord and, at Landlord’s option, its managing agent and mortgagee(s), if any, as additional insureds:

5.1.13.1 Coverages.

Commercial general liability insurance (with a “per location” rider) indemnifying Landlord and Tenant against all claims and demands by any agent, employee or invitee of Tenant for any injury to person or property which may be claimed to have occurred on the Premises, the Building, the Land or on the sidewalks or ways adjoining the Land, and property damage coverage, all in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and, from time to time during the Term, shall be for such higher limits, if any, as are customarily carried or required by or for similar tenants in the area in which the Premises are located on property similar to the Premises, and workmen’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises. No deductible in excess of $5,000.00 will be permitted without Landlord’s written consent.

5.1.13.2 Companies.

All such policies shall be obtained from responsible companies qualified to do business in the state in which the Premises is located and in good standing therein, which companies shall be subject to Landlord’s reasonable approval. Tenant agrees to furnish Landlord with certificates of all such insurance (on Form ACORD 25 or otherwise as approved by Landlord) prior to the beginning of the Term and each renewal policy, at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall not be canceled, allowed to lapse, amended or failed to be renewed with respect to the interest of Landlord and its mortgagees without at least twenty (20) days prior written notice thereto, unless a shorter period shall be required by applicable law, but in no event less than ten (10) days. If provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises, subject to Landlord’s approval which shall not be unreasonably withheld or delayed.

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5.1.14 Waiver of Subrogation.

Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Premises, or the real estate of which they are a part, or to the contents thereof, which loss or damage is covered by valid and collectible physical damage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of physical damage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver. Landlord’s waiver of subrogation as hereinabove set forth shall also run to the benefit of and extend to any mortgagee(s) and ground landlord(s) of Landlord.

5.1.15 Interruptions and Delays in Services and Repairs.

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building. If Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including without limitation the occurrence of one or more Acts of God, Landlord shall not be liable to Tenant for any damages arising therefrom, nor, except as expressly otherwise provided in Section 6.1, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

5.1.16 Safety Appliances; Licenses.

To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant of the Premises, and to procure all licenses and permits so required because of Tenant’s use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Uses.

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5.1.17 Compliance with Insurance Requirements.

Not to do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the terms of the insurance policies covering the Building and the fixtures and property therein; Tenant shall, at its own expense, comply with all rules, regulations, and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein.

5.1.18 Americans with Disabilities Act.

If any act of Tenant, including its alteration of the Premises or exercise of its use of the Premises, results in the imposition of a requirement under the ADA (or any similar type state or local law), Tenant shall comply therewith and pay for the compliance thereof. If such alteration or use results in required modification of the Building under such laws, Tenant shall pay Landlord’s costs of modifying the Building to comply with such requirements.

5.1.19 Relocation.

Intentionally Deleted

5.1.20 Tenant Financial Statements.

Landlord may request a copy of Tenant’s financial statements for each calendar year, including at least a profit and loss statement, balance sheet and use of funds schedule, which statements shall be prepared in accordance with generally accepted accounting principles and certified as true by the president or treasurer of Tenant, except that if such statements are prepared by a certified public accountant, that accountant shall certify the statements in accordance with its procedures. Such statements shall be provided with 30 days of being approved by the Tenant’s board of directors. Such financial statements shall be treated as confidential and may be disclosed only (i) to current or potential lenders or potential purchasers of the Property or investors on a “need to know” basis only, provided that Landlord advises any such party that such information delivered to such party is subject to the confidentiality provisions of this Section 5.1.20, (ii) as may be required by applicable law, (iii) as required by court order, or (iv) in connection with litigation between the parties.

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5.2 Tenant’s Negative Covenants.

Tenant covenants at all times during the Term, and for such further time as Tenant occupies the Premises or any part thereof:

5.2.1 Assignment, Subletting, Transfers and Other Events Affecting Tenant.

Tenant shall not assign, transfer, encumber, mortgage, or pledge this Lease (or any leasehold estate granted hereunder), or sublet the whole or any part of the demised Premises without Landlord’s prior written consent which shall not be unreasonably withheld, delayed or conditioned in each instance. In the event of an assignment or sublease, whether or not Landlord’s consent is required or obtained, Tenant shall remain liable to Landlord for the payment of all rent and for the full performance of the covenants and conditions of this Lease. If Tenant is a corporation, partnership or limited liability company, a sale of an equity or membership interest in such entity in the ordinary course of business shall not be deemed a transfer, except in the event where transfer of such interest constitutes transfer of “control” of the Tenant and thus such action by Tenant shall be subject to the provisions of this paragraph. Landlord’s consent, which shall not be unreasonably withheld or delayed, shall also be required in the event of a transfer or sale (a) to a parent, subsidiary or affiliate company of Tenant, (b) in connection with a merger or consolidation, or (c) in connection with a sale of substantially all of Tenant’s assets. In the event of a sale pursuant to subsection (a) through (c) hereunder, prior to Landlord consenting to the same, Landlord shall receive assurance from Tenant and the proposed acquirer that the liabilities of Tenant under this Lease shall continue to be paid by Tenant or that the acquirer of said assets will assume the obligations of Tenant hereunder and that Landlord has had an opportunity to review sufficient financial information of the proposed acquirer to give Landlord evidence of the same.

In the event of any assignment or sublease consented to by Landlord, Tenant shall receive fifty percent (50%) of any rent or other consideration received by Tenant in excess of the Rent and other sums payable hereunder (the “Excess Rent”) on account of a Transfer after all reasonable subleasing expenses are recovered by Tenant including but not limited to attorney fees, brokerage commissions, leasehold improvements, subdivision or demising costs and free or lost rent; provided, however, if Landlord elects to terminate the liability of Tenant (and any guarantor of the obligations of Tenant) under this Lease, Landlord shall be entitled to the Excess Rent. Subject to Landlord’s consent as provided for above, no assignment or sublease, shall be valid unless the assignee or sublessee shall enter into a written agreement with Landlord agreeing to be bound by the terms and conditions of this Lease; the Landlord’s costs of preparation of which are to be paid by the assignor or sublessor within fifteen (15) days after billing, failing which such assignment or sublease shall be void and Landlord may take the same actions and have such remedies upon such failures as provided in Section 5.1.11 regarding failure to pay certain expenses. In addition, if a third party takes possession of the Premises without an assignment or sublease of this Lease, or without obtaining the written consent agreement provided for in the preceding sentence, the Tenant hereunder and such third party shall be deemed to be a tenant at sufferance and shall be obligated to pay the holdover rent set forth in Section 4.1 hereof.

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5.2.2 Overloading, Nuisance, Etc.

Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord’s insurance; nor conduct any auction, fire, “going out of business” or bankruptcy sales.

Not to place a load upon the Premises exceeding the loads established by Landlord; and not to move any safe, vault or other heavy equipment into, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; not to install or operate in the Premises any equipment or other machinery other than usual office equipment without obtaining the prior consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent as compensation for additional wiring needed for the equipment or machinery; not to install any equipment or machinery which may necessitate any changes, replacements or additions to, or in the use of, the heating, air conditioning, plumbing, mechanical, telephone or electrical systems of the Building without obtaining Landlord’s prior consent; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

5.2.3 Installations, Alterations or Additions.

Not to make any installations, alterations or additions in, to or on the Premises or Building without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance, which consent and approval shall not be unreasonably withheld or delayed, except that as to any of the same outside the Premises, Landlord shall have the right to withhold or condition its consent for any reason or no reason, such being in the Landlord’s sole discretion.

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5.2.4 Hazardous Waste.

Not to use any portion of the Premises for the use, generation, treatment, storage or disposal of “oil”, “hazardous material”, “hazardous waste”, or “hazardous substances” (collectively, the “Materials”), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. §6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations, (excluding customary amounts of Materials commonly and lawfully used in commercial buildings and which are stored and used in accordance with applicable laws) without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and conditions stated in said prior written approvals by the Landlord or its mortgagees. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Materials in or about the Premises. In the event of any release by Tenant or Tenant’s agents or invitees of Materials during the Term, Tenant shall promptly notify Landlord in writing and shall forthwith remedy the problem in accordance with all applicable laws and requirements, shall keep Landlord fully and promptly informed as to the progress of the remediation, and shall indemnify and hold the Landlord and any mortgagees of the Property, harmless from and against all loss, costs, liability and damage, including attorneys’ fees incurred whether or not litigation be commenced, arising from the presence or release of any Materials in or on the Premises.

5.2.5 Obstructions; Items Visible From Exterior.

Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Land used by Tenant in common with others; not without prior consent of Landlord, to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable rules and regulations (including, without limitation, the Rules and Regulations) now or hereafter made by the Landlord for the care and use; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such rules and regulations.

5.3 Landlord’s Covenants.

Landlord covenants, at its expense, at all times during the Term:

5.3.1 Landlord Insurance.

To take out and maintain throughout the Term the insurance coverages protecting Landlord and its mortgagee(s), if any, set forth in Section 1.1, and such other coverages as Landlord deems appropriate, except that if the cost of such insurance elected by Landlord, increases to a level that the Landlord, in its sole discretion, believes is excessive or should not reasonably be charged to tenants as Operating Expenses, Landlord may reduce such coverages, but not below the requirements of any mortgage on the Property.

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5.3.2 Repair and Maintenance.

To repair and maintain in serviceable condition, the structural integrity of the Building, and all electrical, plumbing, heating, ventilating, air conditioning, fire protection and sewage facilities in the Building which service more than just the Premises, and which were not installed specifically by or for Tenant, but excluding from such obligation: (a) any damage resulting from the acts or omissions of Tenant, its agents, employees and invitees, and (b) any requirement or need of Tenant at the Commencement Date for installation of any of the facilities, except to the extent specifically required of Landlord as may be set forth herein. The expenses of the foregoing shall be deemed “Operating Expenses.”

5.3.3 Payment of Cost of Enforcement.

Subject to the provisions of Section 7.4, Landlord will pay on demand Tenant’s expenses, including reasonable attorneys fees incurred in successfully enforcing any obligation of Landlord, after notice to Landlord.

5.3.4 Quiet Enjoyment.

Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term or any extension thereof, without any manner of hindrance or molestation from Landlord or its agents and employees, subject, however, to the terms of this Lease.

Notwithstanding the foregoing, Tenant agrees that interference with the right of quiet enjoyment granted by the preceding paragraph is limited to hindrance or molestation only by Landlord and its employees, and, inter alia, does not extend to causation by (a) other tenants, their agents and employees or (b) invitees of tenants or Landlord.

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ARTICLE VI – Casualty and Taking

6.1 Termination.

If the Building or the Land or any material part thereof, as hereinafter defined, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then the Lease may be terminated at the election of Landlord or Tenant. Such election, which may be made notwithstanding Landlord’s entire interest may have been divested, shall be made by the giving of written notice to the other party within thirty (30) days after the incident giving rise to such right of election occurs. “Material” in this Section 6.1 shall mean such a loss or taking as to make it unreasonable for Tenant to operate its business at the Premises, or for Landlord’s operation of the Building.

6.2 Restoration.

If neither party exercises its election under Section 6.1, this Lease shall continue in force, and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in substantially the same condition such were in prior to such damage or taking, which Landlord covenants to do with reasonable diligence but only to the extent permitted by the net proceeds of any insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws then in existence. “Net proceeds of any insurance recovered or damages awarded” refers to the gross amount of such insurance or damages less the expenses of Landlord in connection with the collection of the same, including, without limitation, fees and expenses for legal and appraisal services, and further reduced by the amount of such proceeds any mortgagee of the Premises declines to make available for such restoration. If such restoration is not substantially completed, within six (6) months of the date of such damage or taking, Tenant may terminate this Lease by the giving of written notice to Landlord within thirty (30) days after the expiration of such six (6) month period, provided such substantial completion has not occurred within such thirty (30) day period. If the net proceeds of insurance recovered or damages awarded shall not be sufficient to allow Landlord to restore the Premises to substantially the same condition they were in prior to such damage or taking, then (unless Landlord shall elect to make up any such deficiency out of other funds) Landlord shall give written notice of such fact to Tenant within ten (10) days after such settlement on the proceeds or damages has been made, and Tenant shall have the right, at its election, to terminate this Lease or to allow this Lease to continue and make such improvements to the Premises, at Tenant’s expense, as Tenant may deem advisable, subject to Landlord’s rights in this Lease with respect to such construction by Tenant. Should Tenant elect to terminate as provided in the immediately preceding sentence, it shall do so by giving Landlord written notice of such termination within ten (10) days after receipt by Tenant of the notice referred to in the immediately preceding sentence.

6.3 Eminent Domain Award.

Irrespective of the form in which recovery may be had by law, all rights to damages or compensation arising from an eminent domain taking, excepting only Tenant’s moving and relocation expenses, trade fixtures and equipment, or as otherwise may be required by law, shall belong to Landlord. Tenant hereby grants to Landlord all of Tenant’s rights to such damages and covenants to deliver such further assignments thereof as Landlord may from time to time request.

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6.4 Termination.

If Landlord or Tenant terminates this Lease under any of the provisions of this Section 6, then this Lease and the Term hereof shall be deemed cancelled and terminated as of the applicable date of such termination, but the Tenant shall remain fully liable to the Landlord for any rent, additional rent or other sums or charges owed by the Tenant to Landlord which accrued prior to the date of the termination.

ARTICLE VII – Defaults and Remedies

7.1 Events of Default.

(a) If Tenant shall fail to pay any Annual Fixed Rent, Additional Rent, or any other payment required by Tenant hereunder within five (5) days of its due date or if within thirty (30) days after written notice [except where this Lease otherwise provides for a different or no notice period, and in subsections (b), (c), (d), (e) and (f) following, as to which there shall be no notices of default required or any right to cure] from Landlord specifying a non-monetary default or defaults, Tenant has not cured such default [except that if the default is capable of being cured, other than by payment of money, and the continuance of such default uncured is not materially adverse to Landlord, there shall be no default, provided, and so long as Tenant begins the cure timely, prosecutes the cure to completion diligently and the uncured default does not become materially adverse to Landlord, then the time for cure shall be extended for a reasonable time not to exceed the lesser of the cure time contained in any mortgage at any time encumbering the Premises, or one hundred twenty (120) days], or (b) if any assignment shall be made by Tenant for the benefit of creditors, or (c) if Tenant’s leasehold interest shall be taken on execution or (d) if a lien or other involuntary encumbrance is filed against Tenant’s leasehold interest and is not discharged within sixty (60) days thereafter or (e) if a petition is filed by Tenant or any guarantor of this Lease, for adjudication as a bankrupt, or for reorganization or an arrangement under any provision of the Bankruptcy Act as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Act is filed against Tenant or any guarantor of Tenant and such involuntary petition is not dismissed within ninety (90) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary but only to the extent not prohibited by law) enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant at the Premises, and repossess the same as of Landlord’s former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects (forcibly, if necessary to the extent set forth above) without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any, to the extent such rights may be lawfully waived) and Landlord, without notice to Tenant, may store Tenant’s effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant if any, and pay over the balance, if any, to Tenant.

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7.2 Remedies.

If the Lease is terminated under any of the provisions contained in Section 7.1, or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, the excess of the total rent reserved for the remainder of the Term over the rental value of the Premises for said remainder of the Term, discounted to its present value (using the prime rate on the day of termination as reported in the Wall Street Journal, or the first day on which it is thereafter published, if it is not published on that day). In calculating the rent reserved there shall be included, in addition to the Annual Fixed Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant for said residue. Tenant further covenants, if Landlord so elects, and in lieu of the payment required by the first sentence of this section, to pay punctually to Landlord all the sums and perform all of the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant, Tenant shall be credited with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord’s reasonable expenses in connection with such reletting, including, alterations, repairs and decorations of without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, including legal fees incurred in connection with documenting such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and, may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same, and (ii) make such alterations, repairs and decorations to the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing, or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant’s liability as aforesaid. Landlord hereby agrees to use reasonable efforts to relet the Premises as soon as is reasonably practical following a termination of this Lease pursuant to any of the provisions contained in Section 7.1 or following a termination for a breach of any other obligation of Tenant hereunder. Placing the Premises for reletting with Landlord’s Broker shall be deemed to constitute reasonable efforts.

Tenant shall pay Landlord, in all events, Landlord’s costs of collection of moneys due by Tenant hereunder and in enforcing Landlord’s rights under this Lease and collecting any money awarded, including reasonable legal fees, whether or not action is commenced, and interest on any amounts due under this Lease or awarded in any action at the rate of one and one-half (1 1/2%) percent per month from the date due until paid in full.

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Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.3 Remedies Cumulative.

Any and all rights and remedies which any party may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

7.4 Right to Cure Defaults.

Landlord may, but shall not be obligated to, cure, at any time, without notice, any default by Tenant under this Lease after the expiration of any applicable grace period set forth herein for such default, except in an emergency when such notice shall be given as is reasonable in the circumstances; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys’ fees, in curing a default shall be paid by Tenant to Landlord on demand, together with interest thereon at one and one-half (1 1/2%) percent per month from the date of payment by Landlord to the date of payment by Tenant.

If Landlord fails to cure any breach by Landlord of its obligations under this Lease within thirty (30) days after Landlord receives written notice of such breach, or such additional time as is reasonably required to correct such default, or if Landlord, in the case of an emergency, fails to commence to cure its obligation to maintain the Building within twenty-four (24) hours after having received notice of the emergency, Tenant may, but shall not be obligated to, cure any failure by Landlord, and in that event all costs and expenses incurred by Tenant, including reasonable attorneys’ fees, in curing such failure shall be paid by Landlord to Tenant on demand, together with interest thereon at one and one-half (1 1/2%) percent per month from the date of payment by Tenant to the date of payment by Landlord.

7.5 Effect of Waivers of Default.

Any consent or permission by any party to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by any party of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

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7.6 No Waiver, Etc.

The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent (with or without knowledge of the breach of any covenant of this Lease) shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing and signed by the party to be charged. No consent or waiver, express or implied, by either party to or of any breach of any provision of the Lease shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

7.7 No Accord and Satisfaction.

No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided.

7.8 Consequential and Special Damages.

At no time will any party ever be entitled to consequential or any other damages except for compensatory damages for the breach of any party’s obligations hereunder.

ARTICLE VIII – Mortgages

8.1 Lease Subordinate-Superior.

This Lease shall be subject and subordinate to any mortgage (“Mortgage”) now or hereinafter placed on the Building, the Land, or both, or any portion or portions thereof, or interest therein, which are separately and together hereinafter in this Article VIII referred to as “the mortgaged premises”, and to each advance made or hereafter to be made under any Mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefore.

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Notwithstanding the foregoing automatic subordination of this Lease to any such Mortgage, providing that the Tenant is not in default under any of the terms of this Lease, at any time after the Commencement Date and upon Tenant’s delivery of an estoppel certificate accepting the Premises and acknowledging that Landlord has completed any work required by Landlord hereunder which is to be completed by the Commencement Date, Landlord shall use reasonable efforts on Tenant’s behalf to obtain from any such mortgagee, an agreement on the part of such mortgagee in such mortgagee’s standard form whereby such mortgagee will agree to recognize the rights of Tenant under this Lease and to accept Tenant as the tenant of the Premises hereunder if such mortgagee acquires title to the Premises, whether through foreclosure proceedings or otherwise. The agreement shall also provide that Tenant will agree to recognize such mortgagee as landlord in such event. Such agreement shall be made expressly to bind and ensure to the benefit of the successors and assigns of Tenant, such mortgagee and any purchaser of the Property at foreclosure. Tenant understands and agrees that such agreements will additionally provide that such mortgagee, or any purchaser at a foreclosure sale or otherwise shall not be:

(a) liable for any act or omission of a prior landlord (including the mortgagor); or

(b) subject to any offset or defense which the Tenant might have against any prior landlord (including the mortgagor); or

(c) bound by any rent or additional rent which the Tenant might have paid in advance to any prior landlord (including the mortgagor) for any period beyond the month in which foreclosure or sale occurs; or

(d) bound by any security deposit which Tenant may have paid to any prior landlord (including the mortgagor), unless such deposit is in an escrow fund available to the mortgagee; or is otherwise made available to such mortgagee; or

(e) bound by any agreement or modification of the Lease made without the consent of the mortgagee; or

(f) bound by any notice of termination given by any prior landlord (including the mortgagor) without the mortgagee’s written consent thereto; or

(g) personally liable under this Lease, and the mortgagee’s liability under the Lease shall be limited to the ownership interest of the mortgagee in the Premises; or

(h) liable for any fact or circumstance or condition to the extent existing or arising prior to the mortgagee’s (or such purchaser’s) succession to the interest of the Landlord under the Lease and such mortgagee or such purchaser further shall not be liable except during that period of time, if any, in which such mortgagee or purchaser and Tenant are in privity of estate.

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If any mortgagee or its successor in title shall succeed to the interest of Landlord, then, Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any claim by Tenant under the Lease against the mortgagee or such successor shall be satisfied solely out of the mortgagee’s or such successor’s interest in the Premises, and Tenant shall not seek recovery against or out of any other assets of mortgagee or such successor.

Notwithstanding the foregoing, any mortgagee may at its election subordinate its Mortgage to this Lease without the consent or approval of Tenant.

This Section 8.1 shall be self-operative. Tenant agrees to execute and deliver promptly any appropriate certificates or instruments requested by Landlord or any mortgagee to carry out the subordination and attornment agreements contained in this Section 8.1.

8.2 Modification, Termination or Cancellation.

No assignment of this Lease and no agreement to make or accept any surrender, termination or cancellation of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of the landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to by Landlord’s mortgagees of record, if any. No Annual Fixed Rent, Additional Rent, or any other charge shall be paid more than ten (10) days prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee) be a nullity as against any mortgagee, and Tenant shall be liable for the amount of such payments to such mortgagee.

8.3 Rights of Holder of Mortgage.

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord’s act or failure to act to Landlord’s mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant’s rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 8.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. “Reasonable time” as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

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8.4 Assignment of Rents.

With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on the Property or any part thereof, Tenant agrees that:

(a) the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by notice sent to Tenant, specifically otherwise elect; and

(b) except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage (or the acceptance of a deed in lieu of foreclosure) and the taking of possession of the Premises.

8.5 Implementation of Article VIII.

Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

ARTICLE IX – Miscellaneous

9.1 Notices from One Party to the Other.

All notices required or permitted hereunder shall be in writing and shall be deemed duly served if and when (a) hand delivered, (b) mailed by registered or certified mail, return receipt requested, postage prepaid, or (c) sent by overnight courier service, addressed, if to Landlord, at the Original Address of Landlord, or such other address as Landlord shall have last designated by notice in writing to Tenant, with a copy by first-class mail to Davis Malm & D’Agostine P.C., One Boston Place, 37th Floor, Boston, Massachusetts 02108, Attention: Paul L. Feldman, Esq., and, if to Tenant, at the original Address of Tenant for Notices, or such other address as Tenant shall have last designated by notice in writing to Landlord. All such notices shall be effective upon the earlier of (i) actual receipt, or (ii) three (3) days after the date of mailing or delivery to such courier service, whichever is applicable.

If notice is tendered but refused by the recipient, such notice shall nonetheless be deemed to have been given on the date of such refusal. If notice is served by registered or certified mail but the recipient does not sign for the same, failure to pick up the same from the post office within two (2) business days after notice of attempted delivery is left at the service address shall be deemed receipt upon the expiration of such two (2) days.

Upon written request of an institutional lender, Tenant shall thereafter give to such lender copies of all notices sent to Landlord.

Notices required hereunder may be given by an attorney for the party giving notice and shall be as effective as if given by such party.

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9.2 Lease Not To Be Recorded.

Tenant agrees that it will not record this Lease. Landlord shall, upon the request of Tenant, execute and deliver a notice or short form of this Lease prepared by Tenant in such form, if any, as may be provided by applicable statute.

9.3 Limitation of Liability.

Notwithstanding any provision of law, custom or usage to the contrary, it is expressly understood and agreed that Tenant shall look solely to Landlord’s interest in the real estate and Building of which the demised Premises are a part for the recovery of any judgment or claim from the Landlord, including any rents, issues and profits arising therefrom and insurance or indemnification proceeds received because of damage to or condemnation of the Building or demised Premises, it being specifically understood and agreed that the Landlord shall never be bound or liable to anyone (including but not limited to the Tenant or its successors and assigns) under any term, condition, covenant, obligation or agreement expressed or implied in this Lease, or for any claim of damage or cause at law or in equity arising out of, or in connection with this Lease or the demised Premises beyond the equity interest of said Landlord in the real estate and Building. The preceding limitation shall not apply if Landlord shall have failed to apply insurance or condemnation proceeds as required under this Lease, or Landlord shall have misappropriated escrow funds. Further, such limitation of liability of Landlord shall not preclude the availability of any judgment awarded to Tenant in the nature of specific performance or injunction. It is also hereby specifically agreed that no officer, stockholder, manager, member, transferable certificate holder, director, trustee or employee of Landlord or the management company used by Landlord hereunder, or any other person, shall ever be personally liable for any contractual or other obligation hereunder.

9.4 Acts of God.

In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party’s reasonable control (other than financial) shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or “a reasonable time”, and such time shall be deemed to be extended by the period of such delay. In no event shall any Act of God delay Tenant’s performance of monetary obligations required of Tenant, unless such delay is specifically permitted in this Lease in connection with such performance.

9.5 Landlord’s Default.

Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such default after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged default.

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9.6 Brokerage.

Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease except any Landlord’s Broker or any Tenant’s Broker named in Section 1.1 hereof, and in the event of any brokerage claims against Landlord predicated upon prior or other dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, including any expenses (reasonable attorney fees being included therein) incurred by Landlord in connection therewith. Landlord warrants and represents that it shall pay all fees, commissions and other payments due to any Landlord’s Broker and Tenant’s Broker named in Section 1.1 hereof, and in the event of any claims against Tenant predicated upon non-payment of such fees or commissions, Landlord agrees to defend the same and indemnify and hold Tenant harmless against any such claim, including any expenses (reasonable attorney fees being included therein) incurred by Tenant in connection therewith.

9.7 Applicable Law and Construction.

This Lease shall be governed by and construed in accordance with the laws of the and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease nor has any person been authorized to make any such agreement not herein contained. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words “Landlord” and “Tenant” appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one Tenant, the obligations imposed by this Lease upon Tenant shall be joint and several. This Lease will inure to the benefit of, and will be binding upon, the successors and assigns of Landlord and Tenant.

9.8 Building Services and Utilities.

Landlord shall operate the Building as a first class office building and shall provide building services comparable to those provided in similar first class office buildings. Without limiting the foregoing, the Landlord shall provide the following Building Services:

1.	Access to the Premises and common areas of the Building to duly authorized and identified employees and visitors (who are authorized by Tenant and of which Landlord is previously informed for after hours visits) of Tenant twenty-four (24) hours per day, 365/366 days a year.

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2.	Necessary elevator facilities, except if such service must be interrupted or stopped for repairs in the reasonable judgment of the Landlord.

3.	Building standard heat, ventilation and air-conditioning to the Premises without additional charge during regular business hours (from 8:00 A.M. to 6:00 P.M. Monday through Friday). By reasonable advance arrangement with the Building’s manager, heat, ventilation or cooling will be furnished at other times. At the present time Landlord provides such service at no additional charge, but Landlord reserves the right to charge for such service at any time hereafter upon notifying Tenant at least thirty (30) days before introducing such charge. If Tenant has special electric, ventilation or cooling needs, such as to service a computer room, Landlord will supply the equipment therefore and install the same at Tenant’s expense. The charge for electricity for such special use shall be in addition to the charge set forth in Section 4.3.

4.	Cleaning of the Premises on weekdays other than holidays, and such window washing as may from time to time in Landlord’s sole judgment may be reasonably required, but such cleaning will consist of the services described on Exhibit F attached hereto.

5.	Normal lighting of the main lobby, elevators, washrooms and stairs, but not for the Premises, except Landlord will replace Building standard light bulbs and fluorescent tubes at Tenant’s expense.

6.	Keep all surfaces, roadways, walks and parking and loading areas reasonably free of snow and ice.

7.	Directory listing for Tenant on building directories. In addition, Landlord will provide an entrance sign at the Premises not to exceed a cost of $100.00, if one does not exist. Cost for this sign in excess of $100.00 will be billed to and paid by Tenant.

8.	Reasonably maintain the common areas of the Property.

9.	Provide cold water, and reasonably hot water from at least 7:00 A.M. to 6:00 P.M. daily.

10.	Provide one or more security guards from 6:00 P.M. to 7:00 A.M., Monday through Thursday, and 6:00 P.M. Friday to 7:00 A.M. on the following Monday, except that for holidays (as determined by Landlord) security will start at 6:00 P.M. on the preceding night and continue until 7:00 A.M. on the day following the holiday.

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Landlord reserves the right to stop or curtail any service or utility system, when necessary by reason of accident or emergency, until repairs have been completed; provided, however, that in each instance, Landlord shall use reasonable efforts to eliminate the cause thereof, to the extent Landlord has control over the same. Except in the case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage or curtailment and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord. Any interruption shall not:

(a) be considered an eviction or disturbance of Tenant’s use and possession of the Premises;

(b) make Landlord liable to Tenant for damages;

(c) abate Rent or Additional Rent; or

(d) relieve Tenant from performing Tenant’s Lease obligations.

9.9 Parking.

If parking spaces are to be provided Tenant, as set forth in Section 1.1, the same may be used by Tenant at no charge unless otherwise set forth in Section 1.1. Any parking charge shall be payable in advance together with the monthly payments of Annual Fixed Rent. If Landlord designates specific spaces, Tenant may use only those spaces specifically assigned to Tenant by Landlord. Landlord may increase the monthly parking charge by reasonable amounts, consistent with the parking rates for similar parking facilities in the market of the Property, by giving Tenant 30 days notice of such increase. However, Landlord may not increase the charge more frequently than once per calendar year.

9.10 Security Deposit.

Simultaneously with the execution of this Lease, the Tenant has placed a non-interest bearing security deposit with the Landlord in the amount set forth in Section 1.1. The purpose of this deposit is to guarantee the full, prompt and faithful performance by the Tenant of all of the terms, conditions, covenants, agreements, warranties and provisions of this Lease to be performed, fulfilled or observed by Tenant hereunder, including but not limited to the payment of rent, additional rent and other charges. In the event of any default by the Tenant, said security deposit or any part thereof may be used to pay any such payment or perform any obligations of the Tenant, and the Tenant shall immediately replace the amount of the security deposit so used. Said security deposit may be co-mingled with the Landlord’s other funds and need not be kept in a separate account. Said security deposit shall not be deemed to be rent or additional rent. Landlord shall promptly return the balance of the security deposit at the end of term, as extended from time to time. The Landlord from time to time may transfer the Security Deposit to any mortgagee of the Property or any grantee or grantees to whom the Landlord may convey the Premises, to be held by such mortgagee, grantee or grantees as the Security Deposit hereunder on the above terms, and on such transfer to such mortgagee, grantee or grantees, the Landlord thereupon shall be relieved from all further liability to the Tenant with respect to the Security Deposit, and the Tenant thereafter shall look only to such mortgagee, grantee or grantees for the return of the Security Deposit.

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Notwithstanding the prior provisions of this Section 9.10, Landlord has agreed to accept in lieu of the Security Deposit a letter of credit, subject to the following conditions: the letter of credit shall be drawn upon a bank reasonably acceptable to Landlord. The term of the letter of credit shall be for at least one year (subject to annual renewal for each term of the Lease) and shall be in a form acceptable to Landlord. Such letter of credit shall be unconditional and provide for its honor upon receipt from Landlord of a written notice alleging a default in the Tenant’s obligations under the Lease and calling the entire amount of the letter of credit. If the letter of credit shall expire less than forty-five (45) days after the end of the Term (including any extensions then exercised), Tenant shall be required to submit successive letters of credit with minimum terms of one (1) year except for any final letter of credit replacement which shall expire no earlier than thirty (30) days after the end of the Term as then extended. If Tenant fails to replace an expiring letter of credit with a replacement letter of credit meeting the above requirements no later than thirty (30) days before the expiration date, such shall be deemed a default hereunder entitling Landlord to call the then current letter of credit without notice to Tenant. Upon receipt of funds from the issuer of the letter of credit, the same shall be paid in lieu of the Security Deposit and shall be subject to the terms and provisions contained in the immediately preceding paragraph of this Section 9.10. If the issuer fails to make payment under the letter of credit within three (3) business days after receipt of demand by Landlord, such shall be a default under this Lease entitling Landlord, in addition to any other rights and remedies available to Landlord under this Lease or at law or in equity, to terminate the Term hereof unless Tenant pays the full amount of the letter of credit to Landlord (to be held in lieu of the Security Deposit) within five (5) days after receipt of notice of such non-payment. Landlord may exercise its rights for dishonor of the letter of credit if Tenant does not make timely payment, and Landlord shall be entitled to its costs and expenses, including reasonable attorneys fees from Tenant, in collecting the letter of credit.

9.11 No Binding Effect Until Execution.

This Lease is not binding, nor do the parties intend to be bound, until this Lease is executed and delivered to all parties. Neither party may rely on reliance under the theory of promissory estoppel nor the implied covenant of good faith and fair dealing to bind the other party.

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9.12 Execution Date.

Whenever the parties refer to the “execution” of this Lease or “the date this Lease has been executed” or similar words, such shall refer to the date the final party to this Lease executes the lease which shall prima facie be deemed the date this Lease is dated in Section 1.1.

9.13 Presumption Against Draftsman.

The parties acknowledge that each party and it counsel, if applicable, have participated in the negotiation and preparation of this Lease and that it shall be construed fairly as between both Landlord and Tenant and without regard to which party drafted the same. There are certain provisions of this Lease in which Landlord may withhold its consent, and other provisions that prohibit certain assignments and subleases. These specific provisions, which may be viewed as allowing Landlord to deviate from a standard of reasonableness which is imposed on Landlord and Tenant in connection with other provisions of this Lease, have been negotiated and bargained for and represent a material part of the consideration to be received by each party.

9.14 Time is of the Essence.

In performing the respective obligations of the parties hereunder, time shall be of the essence, and any extension to performance which either party grants the other shall affect that matter only and shall not be deemed a waiver of the requirement that all other obligations and the extended obligation in all other instances be performed timely.

9.15 Other Leases.

A default in any other lease between Landlord and Tenant (or the parent of Tenant or any subsidiary of Tenant) now in existence or hereafter entered into shall be a default hereunder, and a default hereunder shall likewise be a default under such lease, entitling Landlord to the rights herein provided in connection with the Lease, and the rights contained in such other lease(s) in connection therewith, except that the notice and cure provisions, if any, contained in that lease in which the primary default shall occur shall apply in lieu of the notice and cure provisions contained in the lease to which the derivative default is applicable.

9.16 Evidence of Authority.

Upon request, Tenant shall deliver to Landlord acceptable evidence of the authority of the persons executing this Lease on behalf of Tenant to enter into, execute, deliver and bind Tenant to this Lease, which may include the opinion of Tenant’s counsel (if satisfactory to Landlord) or appropriate entity resolutions.

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9.17 Waiver of Jury Trial; Venue.

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant’s use or occupancy of the Premises, and/or claim of injury or damages.

Landlord and Tenant agree that the sole venue for any of the foregoing shall be in the State or Federal courts of MA.

9.18 Independent Covenants.

Each and every covenant and agreement contained in this Lease shall be deemed separate and independent and not dependent upon any other provisions of this Lease, and the damages for failure to perform the same shall be deemed in addition to and separate and independent of the damages accruing by reason of the breach of any other covenant contained in this Lease.

FL

[Remainder of Page Intentionally Left Blank]

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WITNESS the execution hereof under seal as of the day and year first above written.

LANDLORD:	AMERICAN TWINE LIMITED PARTNERSHIP

	By:	ATLP, INC., Its General Partner

	By:	/s/ Anthony Goschalk
	Name:	Anthony Goschalk
	Title:	President
Hereunto Duly Authorized

TENANT:	VARIATION BIOTECHNOLOGIES (US), INC.

	By:	/s/ J. R. Baxter
	Name:	J. R. Baxter
	Title:	CEO
Hereunto Duly Authorized

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Exhibit A

Plan of the Premises

SUITE 2241
not to scale

American Twine Office Park
222 Third Street
Cambridge, MA

A-1

Exhibit B

Declaration of Commencement Date

Re: Lease dated the ______ day of ________________, 20___ (the “Lease”) by and between ____________________________________ (“Landlord”) as landlord and _______________________ (the “Tenant”) as tenant with respect to certain space in the building known as and numbered __________________________________________.

** The undersigned, being the Landlord and Tenant, under the above-captioned Lease and acting pursuant to the provisions of Section 2.2 of the Lease, do hereby acknowledge and agree that Commencement Date of the Lease shall be deemed to be ____________________________________. Accordingly, the Initial Term shall expire on _________________________ unless sooner terminated pursuant to the terms and provisions of the Lease.

LANDLORD:	TENANT:

By:	By:

Its:	Its:

B-1

Exhibit C

Description of Landlord’s Work

Landlord will cause the following work to be performed in the Premises at the Tenants expense. Landlord will paint and carpet the Premises using Building standard materials and methods. Tenant may choose carpet and up to two paint colors from samples provided by Landlord’s agent. Landlord will install up to 150 square feet of building standard hardwood floor in the reception area of the Premises, the specific location to be mutually agreed by Landlord and Tenant. Tenant may choose floor finish from samples provided by Landlord’s agent.

The initial estimate of the expense of the above work is:

VBI suite 2241 Estimate
Materials and Labor

Carpet (w/floor prep) and 150 sf of hardwood	$13,680.00
Paint using two colors	$4,500.00
Electrical	$600.00
Locks and Hardware	$95.00

Total	$18,875.00

C-1

Exhibit D

Definition of Operating Expenses

“Operating Expenses” means all costs of Landlord in owning, servicing, operating, managing, maintaining, and repairing the Property, and providing services to tenants, including, without limitation, the costs of the following: (i) supplies, materials and equipment purchased or rented and total wage and salary costs (including a ratable charge for preparing and paying such costs) paid to and on account of all persons engaged in the operating, maintenance, security, cleaning and repair of the Property, including social security, old age and unemployment taxes and normal and usual “fringe benefits”; (ii) building services furnished to tenants of the Building at Landlord’s expense (including the types of services provided to Tenant pursuant to Section 9.8 hereof) and maintenance of and services provided to or on behalf of the Building performed by Landlord’s employees or by other persons under contract with Landlord or Landlord’s managing agent (provided that services furnished by affiliates of Landlord, or Landlord’s partners, shall be furnished at competitive market rates and shall be of the kind customarily supplied by third parties and paid for by office building tenants); (iii) installation of electric meters for individual suites and spaces and utilities consumed and similar expenses incurred in the operation and maintenance of the Property, including, without limitation, oil, gas, electricity (other than electricity to tenants in their premises if Tenant is expressly responsible for payment under this Lease on account of electricity consumed by Tenant by way of electricity reimbursement or otherwise), water, sewer and snow removal; (iv) casualty, liability and other insurance, including any insurance required by an institutional holder of a mortgage on the Property; (v) operations, management, maintenance and repair costs in the nature of common area and common facilities costs, snow plowing and removal, grounds maintenance and the like; (vi) the rental value of the management office within the Building, if any; and (vii) management fees or administrative fees not to exceed five (5%) percent of the gross revenues derived by Landlord from or in connection with the Property, excluding only interest and dividends. If Landlord, in its sole discretion reasonably exercised, installs a new or replacement capital item for the purpose of reducing or conserving the use of energy in the Building or otherwise intended to reduce Landlord’s Operating Expenses or to improve the quality of the operation of the Building the cost of such item amortized over its useful life in accordance with generally accepted accounting principles shall be included in Landlord’s Operating Expenses provided, however, that in the event the cost thereof is rebated to Landlord by a utility company, or by any federal, state or municipal taxing authority, Operating Expenses shall include only interest on the unreimbursed portion of such expense at a rate equal to the Wall Street Journal Prime Rate plus two (2%) percent, computed as hereinafter described. Landlord’s Operating Expenses shall not include any costs or expenses incurred by Landlord in the construction and development of the Building, nor the repair of defects in construction; cost of rebuilding after casualty or any other costs reimbursable to Landlord by third parties (including tenants); payments of principal, interest or other charges on mortgages; salaries of executives or principals of Landlord or of other off-site personnel of Landlord (except as the same may be reflected in the management fee for the Building); overhead and similar expenses of any management company customarily included as part of the building management fee if the management company is an affiliate of Landlord; costs of leasing in the Building, including advertising, leasing commissions, public relations expenses, legal and accounting expenses related to lease negotiations or in connection with the enforcement of any rights of Landlord or obligations of tenants under any tenant leases, and costs of fixup of tenant space, and any restricted items available to other tenants in the Building but not furnished to Tenant hereunder. Any item includable in “Operating Expenses” which the accountants for Landlord determine should be capitalized rather than expensed shall be includable in “Operating Expenses” each year only to the extent of the annual amortization thereof, plus an interest factor on the unamortized portion equal to the interest payable on any institutionally held first mortgage on the Premises (or two (2) percentage points above the highest “Prime Rate” reported from time to time in the Wall Street Journal, adjusted for each change therein if there is no such first mortgage).

D-1

Exhibit E

Rules and Regulations

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls or other parts of the Building not occupied by Tenant shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress or egress to and from the Premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of tenants, in such manner as Landlord deems best for the benefit of tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, corridors, elevators and other public portions or facilities of the Building.

2. No awnings or other projections shall be attached to the outside walls of the Building without prior written consent of Landlord. No drapes, blinds, shades, or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside or inside of the Premises or Building without the prior written consent of Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to the Landlord.

4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

5. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures by the Tenant, its agents, employees or invitees shall be borne by Tenant.

6. No bicycles, vehicles or animals, birds or pets of any kind (other than seeing-eye dogs or animals legally required to be admitted to the Building) shall be brought into or kept in or about the Premises, and no cooking shall be done or permitted by Tenant on said premises (except by microwave oven). Tenant shall not cause or permit any unusual or objectionable odors to be produced upon or permeate from the Demises Premises. There is no smoking allowed in any Tenant space or in any of the common areas of the building. Smoking is only permitted in the designated smoking area outside the Building.

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7. Tenant shall not make, nor permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors or stairs.

8. No inflammable, combustible or explosive fluid, chemical or substances shall be brought or kept upon the Premises other than those normally used in business offices, the presence and storage of which does not violate applicable law.

9. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof without notifying Landlord and providing a copy of any key thereto. The doors leading to the corridors or main halls shall be kept closed during business hours except as they may be used for ingress or egress. Tenant shall, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, storage, and toilet rooms either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to the Landlord the cost thereof.

10. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

11. Any person employed by Tenant to do janitorial work within the Premises must obtain Landlord’s consent, and such person shall, while in the Building and outside of said Premises, comply with all instructions issued by Landlord or the management agent. Tenant shall not engage or pay any employees on the Premises, except those actually working for Tenant on said premises.

12. Landlord shall have the right to prohibit any advertising by Tenant which mentions the Property of Landlord or displays any representation or image of the Property and which in Landlord’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

13. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the building management or watchman on duty. Landlord may at its option require all persons admitted to or leaving the Building between the hours of 6:00 P.M. and 8:00 A.M., Monday through Saturday, and all day Sunday and legal holidays to register.

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14. Tenant, before closing and leaving the Premises at any time, shall see that all windows are closed and all lights turned off.

15. The requirements of tenants will be attended to only upon application to the manager of the Building. Employees of Landlord will not perform any work or do anything outside of their regular duties, unless under special instruction from the management of the Building.

16. Canvassing, soliciting and peddling in the Building is prohibited and Tenant shall cooperate to prevent the same.

17. No plumbing or electrical fixtures shall be installed by Tenant, except as otherwise permitted in this Lease.

18. There shall not be used in any space, or in the public halls of the Building, either by Tenant or its suppliers, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

19. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates. Where Tenant elects not to provide removable plates in its carpet for access into the underfloor duct system, it shall be Tenant’s responsibility to pay for the removal and replacement of the carpet for any access needed into the duct system at any time in the future.

20. Mats, trash or other objects shall not be placed in the public corridors.

21. Landlord does not maintain or clean suite finishes which are non-standard, such as kitchens, bathrooms, wallpaper, special lights, etc. However, should the need for repairs arise, Landlord will arrange for the work to be done at Tenant’s expense.

22. Drapes installed by Tenant for its use which are visible from the exterior of the Building must be approved by Landlord in writing and be kept clean by Tenant.

23. Landlord will furnish and install light bulbs for the Building standard fluorescent or incandescent fixtures only. For special fixtures Tenant will stock his own bulbs, which will be installed by Landlord when so requested by Tenant.

24. In addition to these Rules and Regulations, Tenant will receive a Tenant Handbook that contains other sections with specific rules relating to that section’s topic. All of these rules and regulations, taken together, comprise the Rules and Regulations referred to in the Lease and references to conformance to Rules and Regulations include all of the rules incorporated in the Tenant Handbook.

25. Violation of these rules and regulations, or any amendments thereto, shall be sufficient cause for termination of this Lease, at the option of Landlord, and without further notice, after expiration of any applicable notice period provided in the Lease.

26. Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord’s authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, and (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord.

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Exhibit F

Cleaning Specifications

A.	Entrance and Lobby (Nightly)

●	Empty trash receptacles and replace liners.
●	Empty and damp-wipe cigarette receptacles.
●	Dust furniture, including tables and chairs.
●	Spot clean entrance doors, door glass, and building directories
●	Vacuum carpeting.
●	Sweep/dry mop floors.
●	Damp mop floors.

B.	Common Areas (Nightly)

●	Empty trash receptacles and replace liners.
●	Spot clean interior glass, doors and door frames.
●	Vacuum carpeting.
●	Sweep/dry mop floors.
●	Damp mop floors.

C.	Bathrooms (Nightly)

●	Shelves and mirrors cleaned.
●	Receptacles emptied and sprayed with disinfectant.
●	Dispensers cleaned and refilled.
●	Toilet seats washed and dried - both sides.
●	Walls, doors and partitions spot washed.
●	Sinks, bowls, and urinals washed with disinfectant.
●	Faucets and bright work wiped to shine.
●	Floors swept and washed with disinfectant

D.	Tenant Areas (Nightly)

●	Empty trash receptacles and replace liners (as needed).
●	Dust furniture, including uncluttered desks, chairs, file cabinets, credenzas, and partition tops.
●	Spot clean doors, door frames, window sills, switch plates, and interior glass.
●	Clean and disinfect water fountains.
●	Vacuum carpeting.
●	Sweep/dry mop floors.
●	Damp mop floors.

E.	Stairs and Elevators (Nightly)

●	Spot clean doors, door frames, railings and elevator panels.
●	Clean and disinfect water fountains.
●	Vacuum carpeting.
●	Sweep/dry mop floors.
●	Damp mop floors.

F-1

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “FIRST Amendment”) is made as of the 28th day of JUNE, 2013 by and between American Twine Limited Partnership, a Massachusetts limited partnership (the “Landlord”), having an address c/o Transatlantic Investment Management, Inc. 222 Third Street, Cambridge, Massachusetts and Variation Biotechnologies (US), Inc. (the “Tenant”), having an address at 222 Third Street, Cambridge, MA 02142.

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated May 31, 2012, with respect to approximately 2,359 rentable square feet, suite 2241, in the building located on the property known as 222 Third Street, Cambridge, Middlesex County, Massachusetts; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term and other changes to the Lease as agreed to by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1.	The effective date of this First Amendment shall be July 1, 2013.
2.	Section 1.1 of the Lease, Term will be amended to three (3) months, terminating on September 30, 2013
3.	Section 1.1 of the Lease, Annual Fixed Rent will be amended to the following:

Year One:	$113,232.00 ($48.00 prsf), $9,436.00/month

4.	Tenant represents and warrants that Tenant has had no contact with any broker in connection with this First Amendment to Lease. Landlord represents and warrants the Landlord has had no contact with any broker in connection with this First Amendment. Landlord and Tenant will each indemnify and hold the other harmless in the event that any broker claims a commission from Landlord as a result of representing Tenant or from Tenant as a result of representing Landlord

Except as expressly amended by this First Amendment, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed as of the date first above written.

LESSOR:	AMERICAN TWINE LIMITED PARTNERSHIP

	By:	ATLP, Inc., its General Partner

	By:	/s/ Anthony Goschalk
Anthony Goschalk,
President

LESSEE:	Variation Biotechnologies (US), Inc.

	By:	/s/ E. Nascimento
	Title:	Egidio Nascimento – CFO
Duly Authorized

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “SECOND Amendment”) is made as of the 2nd day of October, 2013 by and between American Twine Limited Partnership, a Massachusetts limited partnership (the “Landlord”), having an address c/o Transatlantic Investment Management, Inc. 222 Third Street, Cambridge, Massachusetts and Variation Biotechnologies (US), Inc. (the “Tenant”), having an address at 222 Third Street, Cambridge, MA 02142.

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated May 31, 2012, as amended by First Amendment dated June 28, 2013 with respect to approximately 2,359 rentable square feet, suite 2241, in the building located on the property known as 222 Third Street, Cambridge, Middlesex County, Massachusetts; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term and other changes to the Lease as agreed to by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1.	The effective date of this Second Amendment shall be October 1, 2013.
2.	Section 1.1 of the Lease, Term will be amended to three (3) months, terminating on December 31, 2013
3.	Section 1.1 of the Lease, Annual Fixed Rent will be amended to the following:

Year One:	$115,591.00 ($49.00 prsf), $9,632.58/month

4.	Tenant represents and warrants that Tenant has had no contact with any broker in connection with this Second Amendment to Lease. Landlord represents and warrants the Landlord has had no contact with any broker in connection with this Second Amendment. Landlord and Tenant will each indemnify and hold the other harmless in the event that any broker claims a commission from Landlord as a result of representing Tenant or from Tenant as a result of representing Landlord

Except as expressly amended by this Second Amendment, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be executed as of the date first above written.

LESSOR:	AMERICAN TWINE LIMITED PARTNERSHIP

	By:	ATLP, Inc., its General Partner

	By:	/s/ Anthony Goschalk
Anthony Goschalk,
President

LESSEE:	Variation Biotechnologies (US), Inc.

	By:	/s/ E. Nascimento
	Title:	CFO
Duly Authorized Oct. 2/13

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (the “THIRD Amendment”) is made as of the _______ day of January, 2014 by and between American Twine Limited Partnership, a Massachusetts limited partnership (the “Landlord”), having an address c/o Transatlantic Investment Management, Inc. 222 Third Street, Cambridge, Massachusetts and Variation Biotechnologies (US), Inc. (the “Tenant”), having an address at 222 Third Street, Cambridge, MA 02142.

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated May 31, 2012, as amended by First Amendment dated June 28, 2013, and the Second Amendment dated October 2, 2013, with respect to approximately 2,359 rentable square feet, suite 2241, in the building located on the property known as 222 Third Street, Cambridge, Middlesex County, Massachusetts; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term and other changes to the Lease as agreed to by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1.	The effective date of this Third Amendment shall be January 1, 2014.

2.	Section 1.1 of the Lease, Term will be amended to Four (4) months, terminating on April 30, 2014

3.	Section 1.1 of the Lease, Annual Fixed Rent will be amended to the following:

Year One:	$117,950.00 ($50.00 prsf), $9,829.16/month

4.	Tenant represents and warrants that Tenant has had no contact with any broker in connection with this Third Amendment to Lease. Landlord represents and warrants the Landlord has had no contact with any broker in connection with this Third Amendment. Landlord and Tenant will each indemnify and hold the other harmless in the event that any broker claims a commission from Landlord as a result of representing Tenant or from Tenant as a result of representing Landlord

Except as expressly amended by this Third Amendment, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Third Amendment to be executed as of the date first above written.

LESSOR:	AMERICAN TWINE LIMITED PARTNERSHIP

	By:	ATLP, Inc., its General Partner

	By:	/s/ Anthony Goschalk
Anthony Goschalk,
President

LESSEE:	Variation Biotechnologies (US), Inc.

	By:	/s/ J. R. Baxter
	Title:	J. R. Baxter
Duly Authorized
CEO

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE (the “FOURTH Amendment”) is made as of the 7th day of August, 2014 by and between American Twine Limited Partnership, a Massachusetts limited partnership (the “Landlord”), having an address c/o Transatlantic Investment Management, Inc. 222 Third Street, Cambridge, Massachusetts and Variation Biotechnologies (US), Inc. (the “Tenant”), having an address at 222 Third Street, Cambridge, MA 02142.

WHEREAS, Landlord and Tenant are the current parties to that certain Lease dated May 31, 2012, as amended by the First Amendment dated June 28, 2013, the Second Amendment dated October 2, 2013 , and the Third Amendment dated January 31, 2014, with respect to approximately 2,359 rentable square feet, suite 2241, in the building located on the property known as 222 Third Street, Cambridge, Middlesex County, Massachusetts; and

WHEREAS, Landlord and Tenant desire to amend the Lease to extend the term and other changes to the Lease as agreed to by the parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree to amend the Lease as follows:

1.	The Effective Date of this Fourth Amendment shall be May 1, 2014.

2.	As of the Effective Date, Section 1.1 of the Lease, Term will be amended to Three (3) Years, terminating on April 30, 2017

3.	Provided the Tenant shall not be in default beyond the expiration of any applicable grace period of any of the terms or provisions of the Lease (as amended) on Tenant’s part to be performed or observed, both as at the date of exercise of such option and as at the termination date of the Term, unless waived by Landlord, and provided that the termination date would be at least six (6) months after the end of the first anniversary of the Effective Date of this Fourth Amendment, the Landlord or the Tenant may, at their option, and subject to Section 5.1.9 of the Lease, terminate the Lease no less than sixty (60) days after the given of written notice to the other party (“Termination Notice Elective Date”). Upon the giving of such notice, the Lease shall terminate on the date which is the last day of the month of the Termination Notice Elective Date. By way of example, if notice is given on October 15th, the Termination Notice Elective Date would be December 14th and the lease would terminate on December 31st.

4.	As of the Effective Date, Section 1.1 of the Lease, Annual Fixed Rent will be amended to the following:

Year One:	$117,950.00 ($50.00 /sf), $9,829.16/month
Year Two:	$120,309.00 ($51.00 /sf), $10,025.75/month
Year Three:	$122,668.00 ($52.00/sf), $10,222.33/month

5.	Tenant represents and warrants that Tenant has had no contact with any broker in connection with this Fourth Amendment to Lease. Landlord represents and warrants the Landlord has had no contact with any broker in connection with this Fourth Amendment. Landlord and Tenant will each indemnify and hold the other harmless in the event that any broker claims a commission from Landlord as a result of representing Tenant or from Tenant as a result of representing Landlord

Except as expressly amended by this Fourth Amendment, all of the terms and conditions of the Lease shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Fourth Amendment to be executed as of the date first above written.

LESSOR:	AMERICAN TWINE LIMITED PARTNERSHIP

	By:	ATLP, Inc., its General Partner

	By:	/s/ Anthony Goschalk
Anthony Goschalk,
President

LESSEE:	Variation Biotechnologies (US), Inc.

	By:	/s/ J. Baxter
	Title:	CEO
Duly Authorized